Exhibit 99.1

ISEE Investor FAQs

1.	We saw in the preliminary proxy statement that the deadline to file the notification and report form under the HSR Act regarding the transaction with Astellas is today. Has Iveric Bio made its HSR filing?

•	Yes. We and Astellas each filed a notification and report form with the Department of Justice and the Federal Trade Commission under the HSR Act on May 24, 2023.

•	The applicable waiting period under the HSR Act will expire at 11:59 p.m. Eastern Time on June 23, 2023, unless otherwise extended.

Important Information and Where to Find It

In connection with the proposed acquisition, Iveric Bio (the “Company”) will be filing documents with the SEC, including a definitive proxy statement, relating to the proposed acquisition. This communication is not a substitute for the definitive proxy statement or any other document which the Company may file with the United States Securities and Exchange Commission (“SEC”). The definitive proxy statement will be mailed to the Company’s stockholders in connection with the proposed acquisition. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS THAT HAVE BEEN, OR WILL BE, FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. Any vote in respect of resolutions to be proposed at the Company’s stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in the Company’s definitive proxy statement. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, and all documents filed by the Company with the SEC are available to all stockholders of the Company free of charge at https://investors.ivericbio.com/financial-information/sec-filings or by contacting the Company’s investor relations department at the following:

IVERIC bio, Inc.

Kathy Galante
Senior Vice President, Investor Relations
kathy.galante@ivericbio.com

Participants in the Solicitation

The Company, and its directors, executive officers and other members of management and certain other people may be deemed to be participants in the solicitation of proxies in connection with the proposed acquisition. Information about the Company’s directors and executive officers is included in the proxy statement for the Company’s annual meeting of stockholders for 2023, filed with the SEC on April 5, 2023. Additional information regarding these persons and their interests in the merger will be included in the definitive proxy statement relating to the proposed acquisition when it is filed with the SEC. These documents, when available, can be obtained free of charge from the sources indicated above.

Forward-Looking Statements Disclaimer

All statements in this communication, other than statements of historical fact, are statements that could be deemed “forward-looking statements.” In some cases, forward-looking statements may be identified by terminology such as “believe,” “may,” “will,” “should”, “predict”, “goal”, “strategy”, “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect,” “seek” and similar expressions and variations thereof. The Company intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Private Securities Litigation Reform Act of 1995.

This communication contains “forward-looking statements” relating to, among other things, the proposed acquisition of the Company by Astellas and the objectives of such proposed acquisition, Astellas’ and the Company’s beliefs and expectations regarding the potential benefits sought to be achieved by Astellas’ proposed acquisition of the Company, the potential effects of the proposed acquisition on both Astellas and the Company, the expected benefits and success of the Company’s product candidates, the potential for and anticipated timing for approval of ACP, the anticipated financing of the proposed acquisition, and the anticipated timing of completion of the proposed acquisition, each of which involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

Risks and uncertainties include, among other things, risks related to the ability of the Company and Astellas to complete the transactions contemplated by the merger agreement; the satisfaction or waiver of the conditions to closing the proposed acquisition set forth in the merger agreement (including the failure to obtain necessary regulatory approvals and failure to obtain the requisite vote by the Company’s stockholders) in the anticipated timeframe or at all, including the possibility that the proposed acquisition does not close; the timing and nature of regulatory filings for the Company’s product candidates, and the possibility of a termination of the merger agreement; the possibility that competing offers to acquire the Company may be made; risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; the risk that the Company’s business and products will not be integrated with those of Astellas successfully; the effects of disruption from the transactions contemplated by the merger agreement on the Company’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; negative effects of this announcement or the consummation of the proposed acquisition on the market price of Astellas’ or the Company’s common stock and/or operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition or the Company’s business; risks related to the financing of the acquisition; other business effects and uncertainties, including the effects of industry, market, business, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; risks associated with interim data; the risk that clinical trial data is subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from the clinical studies; whether and when drug applications may be filed in any jurisdictions for the Company’s pipeline products; whether and when any such applications may be approved by regulatory authorities, which will depend on myriad factors, including making a determination as to whether the product’s benefits outweigh its known risks and determination of the product’s efficacy and, if approved, whether any such products will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety or other matters that could affect the availability or commercial potential of such products; expectations regarding personnel and human capital matters; and competitive developments.

Moreover, Astellas and the Company operate in very competitive and rapidly changing environments, and new risks emerge from time to time. Astellas and the Company have based these forward-looking statements on their current expectations and projections about future events and trends that they believe may affect the financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs of Astellas and the Company, but they cannot guarantee future events, results, actions, levels of activity, performance or achievements, business and market conditions, the timing and results of biotechnology development and potential regulatory approval. The foregoing factors are not exhaustive. You should also carefully consider other risks and uncertainties that may affect the business of the Company, including those described in the “Forward-Looking Statements”, “Summary of Principal Risk Factors”, and “Risk Factors” sections of the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC, all of which are available on the SEC’s website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements and Astellas and the Company assume no obligation to, and do not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by applicable law.

Important Additional Information

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of the Company’s common stock or any other securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.